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Exhibit 10.6

PROMISSORY NOTE

$5,000,000.00	April 30, 2004 Fairfax County, Virginia

        COMSTOCK HOLDING COMPANY, INC., a Virginia corporation (the "Borrower"), for value received, hereby promises to pay to the order of KASPROWICZ FAMILY, LLC, (together with any subsequent holder of this Note, the "Lender") at 14800 Conference Center Drive, Suite 201, Chantilly, Virginia 20151 or at such other address as the Lender shall specify in writing to the Borrower, the principal sum of up to Five Million and no/100ths Dollars ($5,000,000.00), or so much thereof as may be advanced and remain outstanding from time to time, together with interest on any unpaid principal balance hereof at the rate hereinafter provided (the "Note"), it being agreed the Lender shall make an advance of Two Million Five Hundred Thousand Dollars ($2,500,000.00) as of the date hereof and Borrower shall have the option of receiving an additional Two Million Five Hundred Thousand Dollars ($2,500,000.00) advance of principal upon prior written notice made to Borrower within ninety (90) days from the date hereof (the "Notice") provided there is no Event of Default hereunder, it being further agreed that Borrower shall be deemed to have waived a subsequent advance if the Notice is not timely made (the "Loan"), payable as follows:

THIS NOTE CONTAINS A BALLOON FEATURE

        This Note shall bear interest at a rate of twelve percent (12%) per annum (the "Loan Interest Rate").

        Payments of interest on the outstanding principal amount shall be due and payable quarterly (3 calendar months) in arrears commencing three (3) calendar months following the date hereof, and continuing on the same date of each calendar quarter thereafter.

        Both principal and interest are payable in lawful money of the United States and in immediately available funds. Interest shall be charged and calculated on the basis of a 360-day year, and applied to the actual number of days elapsed.

        If not sooner paid, and except as hereinafter provided, the entire principal of this Note and all accrued and unpaid interest shall be due and payable on the date which is thirty six (36) calendar months from the date hereof (the "Maturity Date").

        If at any time prior to the Maturity Date, the Borrower, Comstock Homes, Inc., Comstock Service Corp., Inc. and various affiliates of such entities consolidate their operations and merge into one (1) operating entity (the "Consolidation"), the outstanding principal of this Note, all accrued and unpaid interest and the Premium, as that term is hereinafter defined, shall be immediately due and payable. For the purposes of this Note, the "Premium" shall be defined as follows:

          (i)    Ten percent (10%) of the total amount advanced under this Note if the effective date of the Consolidation is less than twelve (12) calendar months after the date of this Note.

          (ii)   Fifteen percent (15%) of the total amount advanced under this Note if the effective date of the Consolidation is more than twelve (12) calendar months but less than thirty (30) calendar months after the date of this Note.

          (iii)  There shall be no Premium due if the effective date of the Consolidation is more than thirty (30) calendar months after the date of this Note.

        If the Consolidation does not take place on or before twenty four (24) calendar months after the date of this Note, the Lender, at its sole option and absolute discretion may, by written notice to the

Borrower ("Demand Notice"), to be provided no later than ten (10) calendar days after the expiration of the twenty fourth (24th) calendar month after the date of this Note, require that the Borrower pay to the Lender, within fifteen (15) days of receipt of the Demand Notice, the entire outstanding principal of this Note, all accrued and unpaid interest and a premium equal to three percent (3%) of the total amount advanced under this Note.

        In the event the principal and interest or any other sum due hereunder is not paid when due, whether upon acceleration, at maturity or otherwise, the Lender may, in addition to any other remedy the Lender may exercise, charge a late penalty in an amount equal to five percent (5%) of the overdue payment of principal and/or interest. Further, in the event that the principal and interest or any other sum due hereunder is not paid when due, whether upon acceleration, at maturity or otherwise, the Lender may, in addition to any other remedy the Lender may exercise, raise the rate of interest accruing on the unpaid principal balance of this Note by three (3) percentage points above the interest rate otherwise applicable hereunder ("Default Rate").

        Payments or prepayments on this Note shall be applied first to any late charges due hereunder, then to pay, or to reimburse the Lender for any costs and expenses incurred by or on behalf of the Lender, then to any applicable prepayment premium or penalty, then to accrued interest, and the remainder to reduce the principal balance hereof.

        Except as set forth above, Borrower shall have no right to prepay all or any part of the outstanding balance of the Loan without Lender's express written consent, which consent Lender may withhold in its sole discretion. In the event that Borrower or any Guarantor enters into any non-bank financing transaction involving a principal amount borrowed or invested in a single transaction, or in the aggregate, in an amount between $2,000,000 to $5,000,000.00 with any other party prior to repayment of the Loan, Borrower shall promptly furnish written notice to Lender describing the terms of such financing transaction, and Borrower shall have the option, exercisable within thirty (30) days after receipt of such written notice, to convert the terms of this Note to the terms accepted by Borrower or any Guarantor in such other financing transaction.

        Any of the following events shall constitute an "Event of Default" under the terms of this Note and the other documents evidencing or securing the Loan to Borrower (the "Loan Documents"):

          (i)    any failure of Borrower to pay when due any installment or other sum described herein, whether of principal, premium, interest, late charge, or otherwise, and provided that such failure shall continue for five (5) days after payment of such sum is due;

          (ii)   any breach by any of Borrower or any Guarantor of any of the terms or obligations of the Loan Documents, which breach continues for a period of thirty (30) days after delivery by Lender of written notice to Borrower specifying the nature of the breach and the failure to cure such breach;

          (iii)  any assignment for the benefit of creditors is made by any of Borrower or any Guarantor, or any of them shall admit in writing its inability to pay its debts as the same become due, or any of them shall file a petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or any of them shall file a petition seeking any arrangement, composition, readjustment, or similar relief under any present or future statute, law, or regulation, or any of them shall file an answer admitting or not contesting the material allegations of a petition filed against such party in any such proceeding, or any of them shall seek or consent to or acquiesce in the appointment of a receiver or trustee;

          (iv)  any filing of a petition against any of Borrower or any Guarantor seeking the involuntary appointment of a receiver, trustee or other relief in a bankruptcy or insolvency proceeding, which proceeding has not been dismissed or vacated within a period of sixty (60) days after the commencement of such proceeding;

          (v)   any default by any of Borrower or any Guarantor under any other loan agreement, whether secured or unsecured, with any other creditor, which shall continue beyond any applicable cure or grace period;

          (vi)  the failure by Borrower and Guarantors to maintain a minimum aggregate tangible net worth equal to one third (1/3) of the aggregate sum of all outstanding indebtedness to such entities (the "Debt to Equity Ratio") or such less restrictive Debt to Equity Ratio as Borrower or Guarantor's institutional lenders may require from time to time;

          (vii) any sale of substantially all of the assets of any of Borrower or any Guarantor, or of Comstock Potomac Yard, L.C., or any liquidation or dissolution of Borrower, any Guarantor, or Comstock Potomac Yard, L.C. which is not in connection with a Consolidation as noted above.

        Upon the occurrence of an Event of Default, the entire unpaid balance of this Note together with any and all interest, costs and fees shall, at the option of the Lender, before immediately due and payable, without further notice or demand.

        The Borrower agrees to pay all expenses, including reasonable attorneys' fees, incurred by Lender in collecting this Note or in preserving or disposing of any collateral granted as security for the payment of this Note or in defending any claim arising out of the execution of this Note or the obligation which it evidences.

        The Borrower and each co-maker, endorser, surety, guarantor or other party obligated on this Note (each of the foregoing, including the Borrower, being hereinafter referred to as an "Obligor") waives presentment, demand, protest and notice of dishonor, to the fullest extent permitted by law; waives all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note; waives any rights which it may have to require the Lender to proceed against any other person; and agrees that without notice to any Obligor and without affecting any Obligor's liability, the Lender, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal of this Note, or permit the substitution, exchange or release of any security for this Note and may add or release any Obligor primarily or secondarily liable.

        The Lender shall not be deemed to have waived any of the Lender's rights or remedies hereunder unless such waiver is express and in a writing signed by the Lender; and no delay or omission by the Lender in exercising, or failure by the Lender on any one or more occasions to exercise, any of the Lender's rights hereunder, or at law or in equity, including, without limitation, the Lender's right, after any Event of Default, to declare the entire indebtedness evidenced hereby immediately due and payable, shall be construed as a novation of this Note or shall operate as a waiver or prevent the subsequent exercise of any or all of such rights. Acceptance by the Lender of any portion or all of any sum payable hereunder whether before, on or after the due date of such payment, shall not be a waiver of the Lender's right either to require prompt payment when due of all other sums payable hereunder or to exercise any of the Lender's rights, powers and remedies hereunder, or any other document evidencing or securing the loan to Borrower (jointly with this Note, the "Loan Documents"). A waiver of any right in writing on one occasion shall not be construed as a waiver of the Lender's right to insist hereafter upon strict compliance with the terms hereof and no exercise of any right by the Lender shall constitute or be deemed to constitute an election of remedies by the Lender precluding the subsequent exercise by the Lender or any or all of the rights, powers and remedies available to it hereunder, under any other Loan Document or at law or in equity.

        Noting herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amounts of the debt secured by the other Loan Documents or to require that all collateral shall continue to secure all of the debt owing to Lender in accordance with this Note and the other Loan Documents.

        Lender shall not have the right at any time or from time to time to sell this Note and the loan evidenced by this Note and the other Loan Documents or participation interests therein but may otherwise assign or transfer its interest to an entity directly owned and controlled by Lender or Scott Kasprowicz. Subject to the foregoing, this Note shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. This Note shall be governed by, and shall be construed according to, the laws of the Commonwealth of Virginia.

        The Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due under this Note at a rate which could subject the Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by law to agree to pay. If, by the terms of this Note, Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum permissible rate, the rate of interest shall be deemed to be immediately reduced to such maximum permissible rate and the interest payable shall be computed at such maximum permissible rate, and, to the extent required for compliance with any such law, all prior interest payments in excess of such maximum permissible rate shall be applied, and shall be deemed to have been payments in reduction of, the principal of this Note.

        Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes, and further that the Loan evidenced by this Note is being made for business or investment purposes only.

        BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALINGS, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATIONS, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

        THE BORROWER REPRESENTS AND WARRANTS THAT LEGAL COUNSEL OF ITS CHOICE HAS BEEN RETAINED (OR BORROWER, BEING AWARE OF THE RIGHT TO DO SO, CHOSE NOT TO SO RETAIN COUNSEL) TO REVIEW AND INTERPRET THIS NOTE AND ALL WAIVERS AND RELEASES CONTAINED HEREIN, SAID COUNSEL HAVING EXPLAINED AND ADVISED THE BORROWER AS TO THE NOTE'S CONTENTS AND MEANING. MOREOVER, BORROWER FURTHER REPRESENTS AND WARRANTS THAT BORROWER COMPLETELY UNDERSTANDS THIS NOTE HAVING SEEN AND READ ITS CONTENTS, AND IS EXECUTING THIS NOTE VOLUNTARILY AND WITH BORROWER'S FREE CONSENT AND DESIRE. MOREOVER, THE BORROWER HAS REVIEWED AND APPROVED THE ABOVE RELEASES AND WAIVERS, AND HAS BEEN ADVISED BY COUNSEL OF THE CHOICES AVAILABLE TO BORROWER AS TO THE

MEANING AND EFFECT OF THE RELEASES AND WAIVERS AND HAS FREELY AND WITHOUT DURESS AGREED TO EXECUTE THIS NOTE.

        Any capitalized term used in this Note and note specifically defined herein shall have the meaning assigned to it in any other agreement entered into between the Borrower and the Lender of even date herewith, unless context requires a different meaning.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal as of the date first above written.

[SIGNATURES FOLLOW]

BORROWER:
COMSTOCK HOLDING COMPANY, INC. A Virginia corporation
By:	/s/ CHRISTOPHER CLEMENTE Name: Title:

        The undersigned guarantors Comstock Homes, Inc. and Comstock Service Corp., Inc. (jointly and severally the "Guarantor") hereby agree to an "Absolute Guaranty" of payment, performance and completion of all terms and conditions set forth in this Note, pursuant to the terms and conditions of an Unconditional Guaranty Agreement of even date herewith.

GUARANTOR:
COMSTOCK HOMES, INC. A Virginia corporation
By:	/s/ CHRISTOPHER CLEMENTE Name: Christopher Clemente Title: CEO
COMSTOCK SERVICE CORP., INC. A Virginia corporation
By:	/s/ CHRISTOPHER CLEMENTE Name: Christopher Clemente Title: CEO

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PROMISSORY NOTE
THIS NOTE CONTAINS A BALLOON FEATURE
[SIGNATURES FOLLOW]